Exhibit 99.1

Press Release

LTX and Credence Complete Merger to Form LTX-Credence

New combined company provides focused, cost-optimized ATE solutions for the wireless, computing, automotive, and entertainment markets

Milpitas, Calif., August 29, 2008 — LTX Corporation (NASDAQ: LTXX) and Credence Systems Corporation (NASDAQ: CMOS) today announced the completion of their merger, resulting in the formation of LTX-Credence Corporation, a global provider of focused, cost-optimized ATE solutions. The companies combined earlier today in a tax free, all-stock merger of equals following the approval of both companies’ stockholders yesterday. Beginning Tuesday, September 2, 2008, LTX-Credence, headquartered in Milpitas, California, will trade on the NASDAQ Global Market under the new symbol “LTXC.”

Under the terms of the merger agreement, Credence stockholders received 0.6129 shares of LTX-Credence common stock for each share of Credence common stock they own, causing the former stockholders of Credence to hold 50.02% of the outstanding shares of the combined company and pre-merger LTX stockholders to hold 49.98% of the outstanding shares of the combined company. As of today’s market close, shares of Credence common stock will cease trading on the NASDAQ Global Market.

“I am excited to announce the completion of the merger of LTX and Credence, and I am confident that the combined strengths of the two companies will create a leading provider of focused, cost-optimized ATE solutions,” noted Dave Tacelli, chief executive officer and president of LTX-Credence. “We have worked diligently to close this transaction, and have successfully completed the merger ahead of schedule. Now, with our seasoned leadership team in place, we will push forward with that same intensity as we move through the integration process and drive to rapidly deliver the advantages of the new LTX-Credence to our stockholders, our customers and our employees.”

Tacelli continued, “We see significant advantages for all LTX-Credence stakeholders. We believe that the combined company’s financial strength, operational efficiency and growth opportunities will allow us to deliver superior value to our stockholders. Our customers will benefit from our broad portfolio of technologies, the largest installed base in the Asia-Pacific region, and an unmatched global network of applications and support resources. The infusion of fresh ideas and approaches across our combined

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LTX and Credence Complete Merger to Form LTX-Credence

employee base will not only enhance the solutions we develop for our customers, but also greatly expand opportunities for growth and leadership for our employees.”

LTX-Credence will provide an update on the progress of the company’s integration activities during a conference call the first full week of October 2008. Additional details regarding the conference call will be provided as they become available.

About LTX-Credence Corporation

Formed by the 2008 merger of LTX Corporation and Credence Systems Corporation, LTX-Credence is a global provider of focused, cost-optimized ATE solutions designed to enable customers to implement best-in-class test strategies to maximize their profitability. LTX-Credence addresses the broad, divergent test requirements of the wireless, computing, automotive and entertainment market segments, offering a comprehensive portfolio of technologies, the largest installed base in the Asia-Pacific region, and a global network of strategically deployed applications and support resources. Additional information can be found at

www.LTX-Credence.com.

Safe Harbor for Forward-looking Statements

Statements in this press release regarding the transaction between LTX and Credence, including the belief that the combined strengths of the two companies will create a global provider of focused, cost-optimized ATE solutions, the tax-free nature of the transaction, the belief that LTX-Credence can move through the integration process and drive to rapidly deliver the advantages of LTX-Credence to its stockholders, its customers and its employees, the belief that the merger will result in significant advantages for all LTX-Credence stakeholders, the belief that LTX-Credence’s financial strength, operational efficiency and growth opportunities will allow it to deliver superior value to its stockholders, the belief that LTX-Credence’s customers will benefit from its broad portfolio of technologies, applications and support resources, and the belief that the merger will result in an infusion of fresh ideas and approaches across the LTX-Credence employee base that will enhance the solutions LTX-Credence develops for its customers and greatly expand opportunities for growth and leadership for its employees, and any other statements about LTX-Credence management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing “believes,” “anticipates,” “plans,” “expects,” “may,” “will,” “would,” “intends,” “estimates” and similar expressions) should also be considered to be forward-looking statements. There are a number of

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LTX and Credence Complete Merger to Form LTX-Credence

important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to successfully integrate LTX’s and Credence’s operations and employees; the ability to realize anticipated synergies and cost savings; the risk of fluctuations in sales and operating results; risks related to the timely development of new products, options and software applications and the other factors described in LTX’s Annual Report on Form 10-K for the fiscal year ended July 31, 2007, Credence’s Annual Report on Form 10-K for the fiscal year ended November 3, 2007, their most recent Quarterly Reports on Form 10-Q and their joint proxy statement/prospectus dated July 29, 2008, each as filed with the SEC. LTX-Credence disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

Contact

Mark Gallenberger, LTX-Credence Corporation

Tel. 781.467.5417

Email mark_gallenberger@ltx-credence.com

LTX-Credence is a trademark of LTX-Credence Corporation.

All other trademarks are the property of their respective owners.

Source LTX-Credence Corporation

www.ltx-credence.com